Exhibit 99.1
                         Pharmaceutical Resources, Inc.

                               One Ram Ridge Road
                          Spring Valley, New York 10977

               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                 March 29, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Pharmaceutical Resources, Inc. has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation to conduct the relevant portions of their audit.


                                   Very truly yours,

                                   Pharmaceutical Resources, Inc.

                                   /s/ Dennis O' Connor
                                   --------------------
                                   Dennis O'Connor
                                   Vice President and Chief Financial Officer